Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and between

Kleangas Energy Technologies, Inc. and Green Day Technologies Inc.

This SHARE EXCHANGE AGREEMENT, dated as of November 25, 2013 (this “Agreement”), is between Kleangas Energy Technologies Inc.(KET) a Delaware Corporation and Green Day Technologies Inc. a Florida Corporation (GDT).

WITNESSETH:

WHEREAS Kleangas Energy Technologies desires to acquire Green Day Technologies, Inc. (GDT) as a wholly owned subsidiary of Kleangas Energy Technologies Inc. (KET) in a share exchange as follows:

WHEREAS, KET the Company desires to exchange its shares for all the shares for shares of GDT both Common and Preferred Stock, at the exchange rate of one (1) share of GDT will be exchanged for seventeen (17) shares of KET for Common stock and one for one for Preferred Stock:

WHEREAS, the Board of Directors of KET deem it advisable and in the best interests of KET to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, KET, and the GDT hereby agree as follows:

ARTICLE 1

EXCHANGE OF SHARES; CLOSING

Section 1.1  Exchanged Shares.  Subject to the terms and conditions herein stated, GDT shareholders agree at the Closing to exchange with full title guarantee, transfer, assign and deliver to KET its shares of GDT, and KET agrees to issue its shares free and clear of any and all liens to acquire from the GDT Shareholders, the Shares of GDT.

Section 1.2  Consideration .  In consideration for its acquisition of the Shares, of GDT; KET agrees at the Closing to issue and deliver an aggregate of seventeen (17) shares of KET common stock for one (1) share of GDT common stock issued to GDT Shareholders. KET will also issue one share of Preferred Series A, B, C and D shares as per the Certificate of Designation for one share of corresponding Preferred Shares of GDT for each of the GDT Preferred stockholders.

Section 1.3  Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place within 10 days of this agreement simultaneously with the execution and delivery hereof the shares of GDT to the offices of KET and the delivery of the KET shares to the Shareholders of GDT or to such other place as the parties may agree.

Section 1.4  Deliveries at Closing.  At the Closing: (a) KET shall deliver to the Shareholders of GDT

(i)	stock certificates, registered in the name of the GDT Shareholders or the Shareholder’s designee, representing the New Shares of both Preferred and Common Stock;

(ii)	resolutions of KET’s board of directors authorizing this Agreement and the transactions contemplated hereby;

(iii)	Certificate of Designation for the Series of all classes of Preferred Stock issued by KET.

Section 1.5  GDT will deliver to KET the all the issued and outstanding share of GDT along with the required Shares with corresponding stock power, signed by the individual Shareholder, which shall transfer to KET good title to the Shares free and clear of all Liens;

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF GDT SHAREHOLDERS

The GDT Shareholder represents and warrant to KET as of the date hereof as follows:

Section 2.1  Ownership; The GDT Shareholders are the sole record and beneficial owner of the Shares.  The GDT Shareholders have good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens.  The transfer of the Shares to KET in accordance with the terms of this Agreement transfers good and marketable title to the Shares to KET free and clear of all liens, restrictions, rights, options and claims of every kind.

Section 2.2  No Other Representations or Warranties.  Except as set forth above in this Section 2, no other representations or warranties of any kind, express or implied, are made in this Agreement by GDT Shareholders to KET.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF KET

KET represents and warrants to the GDT Shareholder as of the date hereof as follows:

Section 3.1  Organization.  KET is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

Section 3.2  Capitalization.  As of the date of this Agreement, the authorized capital stock of KET consists of 3,000,000,000 shares of Stock, $.001 par value per share,   of which are issued and outstanding and 10,000,000 shares of preferred stock of which 8,000,000 shares are outstanding.

Section 3.3  Authority; Enforceability.  KET has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KET and no other corporate proceedings on the part of KET are necessary to authorize this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly executed and delivered by KET and constitutes a valid and binding obligation of KET, enforceable against KET in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 3.4  Third Party Consents.  No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by KET of any of the transactions contemplated hereby.

Section 3.5  All shares of KET to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

Section 3.6  No Other Representations or Warranties.  Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by KET to the Shareholder.

MISCELLANEOUS

Section 4.1  Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

Section 4.2.  Further Assurances.  Each of KET, and the Shareholder will use its, his or her, as the case may be, best efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

Section 4.3  Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.4  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

Section 4.5  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

Section 4.6  Amendment and Modification.  This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

Kleangas Energy Technologies, Inc.

By: /s/ William Wylie

Name:  William Wylie

Title:  President

Green Day Technologies Inc.

By: /s/ Bo Linton

Name:   Bo Linton

Title:  President